Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 033-59797, 333-22803 and 333-173582) on Forms S-8 of our report dated June 24, 2013, which appears in this annual report on Form 11-K of the Campbell Soup Company 401(k) Retirement Plan for the year ended December 31, 2012.

/s/ ParenteBeard LLC

Philadelphia, Pennsylvania

June 24, 2013

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